EXHIBIT 10(B)

                                    RESCISION
                                       OF
                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS AGREEMENT of RESCISION OF THE STOCK PURCHASE AGREEMENT (the "Agreement"), is entered into effective as of June 30, 2002 (the "Effective Date"), by and among GREENLAND CORPORATION, a Nevada corporation ("Greenland"), W3M, INC., a California Corporation d/b/a PARADIGM CABLING SYSTEMS ("PARADIGM"), and the SHAREHOLDERS of PARADIGM (collectively the "Stockholders").

     WHEREAS, by agreement dated January 31, 2002, Greenalnd, Paradigm, and the Stockholders entered into the Stock Purchase Agreement (along with Promissory Note and Pledge Agreement (collectively, the "Agreement") whereby the Stockholders agreed to sell collectively, all the capital stock of Paradigm in exchange (the "Paradigm Shares") for, collectively, $2,916,667 evidenced by a Promissory Note from Greenland (the "Greenland Note") in accordance to terms and conditions set forth in the Agreement (the "Transaction");

     WHEREAS, management of Paradigm and Greenland have determined that it is unlikely that the parties will be able to fulfill their respective commitments pursuant to the terms and conditions of the Agreement;

WHEREAS, Greenland and the Stockholders desire that the Transaction be rescinded and the Paradigm Shares be returned to the Stockholders and the Greenland Note be canceled and returned to Greenland and the parties release each other from any and all claims and/or cause of action, if any.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Recission of the Transaction and the mode of carrying the same into effect, the parties hereto hereby agree to this Agreement as follows:

                                   ARTICLE 1.
                                    RESCISION

The Stockholders and Greenland hereby agree for mutual consideration, to rescind the Transaction and the Parties will agree upon a mutually acceptable date whereby Stockholders will deliver the Greenland Note to Greenland and Greenland will deliver the Paradigm Shares to Stockholders. Each party agrees to execute the appropriate stock powers and/or other appropriate documentation.

                                    ARTICLE 2
                                 MUTUAL RELEASE

Except for those obligations arising under this Agreement, Stockholders (i) shall and hereby do relieve, release, exonerate and forever discharge Greenland, including without limitation its officers, directors and affiliates from any and all claims, debts, liabilities, obligations or causes of action of whatever nature, known or unknown, which arose in connection with and/or are related to any action, conduct or event which occurred on or prior to the date of this Agreement and may exist in favor of Stockholders ; and Greenland (ii) shall and hereby does relieve, release, exonerate and forever discharge Stockholders from any and all claims, debts, liabilities, obligations or causes of action of whatever nature, whether known or unknown, which arose in connection with and/or are related to any action, conduct or event which occurred on or prior to the date of this Agreement and may exist in favor of Greenland.

                 WAIVER OF LIMITATION ON MUTUAL GENERAL RELEASE

The Parties expressly waive any and all rights and benefits conferred upon each or any of them by California Civil Code Section 1542 and/or any substantially similar provision of Nevada or Federal law, providing as follows:

A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

Notwithstanding Section 1542 and/or any substantially similar provision of Nevada or federal law, the mutual release set forth in the Release Agreement shall have full force and effect in accordance with their particular terms. The Parties knowingly and voluntarily waive the provision of Section 1542 and/or any substantially similar provision of Nevada or federal law, as well as any other statute, law or rule of similar effect, and acknowledge and agree that this waiver is an essential and material term of this Release Agreement, and that without such waiver this Release Agreement would not have been entered into by the Parties.

                                    ARTICLE 3
                                  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, together, shall constitute one instrument.

                                    ARTICLE 4
                                     NOTICE

All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

If  to  Greenland  to:

     Thomas  Beener,  CEO
     Greenland  Corporation
     2111  Palomar  Airport  Road,  Suite  200
     Carlsbad,  CA  92009

If  to  Stockholders  to:

     _____________________________


or such other address or addressed as any party hereto shall have designated by notice in writing to the other parties hereto.


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


GREENLAND  CORPORATION  ("GREENLAND")


/s/  Thomas  J.  Beener.  CEO


W3M,  INC.  D/B/A  PARADIGM  CABLING  SYSTEMS


/s/  Michael  Cummings,  President